UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

Apartment Investment and Management Company

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1450
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 224-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (Apartment Investment and Management Company)	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 13, 2023, representatives of Apartment Investment and Management Company ("Aimco"), including Wes Powell, Chief Executive Officer, Lynn Stanfield, Executive Vice President and Chief Financial Officer, and Matt Foster, Sr. Director of Capital Markets and Investor Relations, will be meeting with investors at the Singular Research Fall Conference. During those meetings, Aimco representatives will discuss the attached presentation. The presentation is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Apartment Investment and Management Company Investor Presentation - September 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Date:	September 13, 2023	By:	/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield Executive Vice President and Chief Financial Officer